  Report of Independent Registered Public Accounting Firm

The Shareholders and Board of Directors
Principal Funds, Inc.

In planning and performing our audit of the financial statements of Principal Funds, Inc. as of and for the year ended October 31,
2010, in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered its internal controls over financial reporting, including controls over safeguarding securities, as a basis for designing our
auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of
Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of Principal Funds, Inc.'s internal control over financial reporting. Accordingly, we express no such
opinion.

The management of Principal Funds, Inc. is responsible for
establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial
reporting and the preparation of financial statements for
external purposes in accordance with generally accepted
accounting principles. A company's internal control over
financial reporting includes those policies and procedures that
(1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and
dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the company are being made only in accordance with
authorizations of management and directors of the company and (3)
provide reasonable assurance regarding prevention or timely
detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the
financial statements.

Because of its inherent limitations, internal control over
financial reporting may not prevent or detect misstatements.
Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become
inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow
management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a
timely basis. A material weakness is a deficiency, or a
combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim
financial statements will not be prevented or detected on a
timely basis.

Our consideration of Principal Funds, Inc.'s internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all
deficiencies in internal control that might be material
weaknesses under standards established by the Public Company
Accounting Oversight Board (United States). However, we noted no deficiencies in Principal Funds, Inc.'s internal control over financial reporting and its operation, including controls for safeguarding securities that we consider to be a material
weakness as defined above as of October 31, 2010.

This report is intended solely for the information and use of management and the Board of Directors of Principal Funds, Inc.
and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

s/ Ernst & Young LLP

Chicago, Illinois
December 17, 2010